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                                                                    Exhibit 23.8

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     The undersigned, in accordance with Rule 438 of Regulation C under the Securities Act of 1933, as amended, hereby consents to reference to the undersigned in this Registration Statement on Form S-4 as a person about to become a director of Applied Graphics Technologies, Inc.

     Executed this 17th day of April, 1998.


                                     S\ DAVID R. PARKER
                                     ------------------------------
                                     David R. Parker